Exhibit 5.1

BROAD AND CASSEL

ATTORNEYS AT LAW

MIAMI CENTER

201 SOUTH BISCAYNE BOULEVARD

SUITE 3000

MIAMI, FLORIDA 33131

TELEPHONE: 305.373.9400

FACSIMILE: 305.373.9443

www.broadandcassel.com

July 29, 2005

Ronco Corporation

21344 Superior Street

Chatsworth, CA 91311

Re:	Ronco Corporation, a Delaware corporation (the “Company”) Registration Statement on Form SB-2

Ladies and Gentlemen:

You have requested our opinion with respect to the 14,976,639 shares (collectively, the “Shares”) of the Company’s common stock, par value $.00001 per share (the “Common Stock”), offered by certain selling shareholders, included in a Registration Statement on Form SB-2 (the “Form SB-2”), filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we may deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based on, and subject to the foregoing, we are of the opinion that the Shares being registered in the Form SB-2 have been duly and validly issued, and are fully paid and nonassessable.

In rendering the opinions expressed below, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the Delaware General Corporation Law and the securities laws of the United States of America referred to herein.

Ronco Corporation

July 29, 2005

We hereby consent to the filing of this opinion letter as an exhibit to the Form SB-2. We also consent to the use of our name under the caption “Legal Matters” in the prospectus constituting part of the Form SB-2. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

BROAD AND CASSEL